NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

Partners Trust Announces Second Quarter Results

Utica, N.Y., July 19, 2007 - Partners Trust Financial Group, Inc. (Nasdaq: PRTR), the holding company for Partners Trust Bank, announced today its financial results for the quarter ended June 30, 2007. Net income was $7.2 million, or $0.17 per diluted share for the second quarter, compared to $6.8 million, or $0.15 per diluted share for the second quarter of 2006. This quarter's results were significantly impacted by gains on sales of our trust business and FDIC assessment credits. On May 3, 2007 we completed the sale of our trust business and recognized a gain of $4.5 million ($2.8 million after tax). In addition, the Company sold a portion of its FDIC assessment credits during the quarter and recognized a gain of $1.8 million ($1.1 million after tax). The combination of these two gains improved diluted earnings per share by $0.09. Net interest income decreased $3.5 million compared to the year-ago quarter due to margin compression and a decrease in average earning assets. Net interest margin was 2.20% in the second quarter of 2007 compared to 2.19% in the first quarter of 2007 and 2.51% in the year-ago quarter. The 1 basis point improvement in margin compared to the linked quarter is due to the reduced reliance on higher-cost borrowings, a slowing of the upward repricing of our liabilities as well as an increase in loan fees and recovery of interest income that was previously charged off. In the year-ago quarter the Company recognized a recovery of loan losses of $2.6 million ($1.6 million after tax) due to improvement in loan quality, which improved diluted earnings per share by $0.04. While non-performing assets and net charge offs increased slightly this quarter, they still remain at very low levels. Delinquency ratios are also at historically low levels for the Company. The combination of these factors resulted in no provision for loan losses in the second quarter of 2007.

Total assets of the Company at June 30, 2007 were $3.65 billion, down from $3.75 billion at the end of 2006. Securities available-for-sale decreased $86.0 million, or 9.0% from the end of 2006, and totaled $871.1 million at June 30, 2007. The Company has slowed reinvestment of cash flow from securities back into the securities portfolio due to unattractive market rates on securities and little interest rate spread over our marginal funding costs. Alternatively, cash flows from securities were primarily used to reduce borrowings, which decreased $106.6 million, or 11.6% from the end of 2006. Loans receivable (including net deferred loan costs) decreased $8.4 million during the quarter (increased $1.6 million year-to-date), with a $9.5 million decrease in residential mortgages and a $1.4 million decrease in consumer loans being partially offset by a $2.9 million increase in commercial (real estate and C&I) loans. In the second quarter we discontinued purchasing residential mortgages from mortgage bankers and brokers because of the relatively low yield on these products. As a result, the outstanding balance of residential mortgages decreased as payments outpaced internal originations. In addition, we changed the pricing of our indirect auto loans during the quarter in order to improve the yield on the portfolio, which in turn caused our outstanding balance to decrease.

Mr. Zawadzki stated, "We are pleased to report our fifth consecutive quarter of commercial loan growth while maintaining prudent underwriting standards. We are also pleased that our net interest margin has stabilized. However, ongoing competition and uncertainty in market interest rates will continue to challenge our margin for the foreseeable future."

The Company continues to focus on maintaining strong asset quality. Non-performing assets totaled $4.7 million at June 30, 2007, and were 0.13% of total assets, up from $4.1 million and 0.11% at December 31, 2006. The allowance for loan losses covered 736.3% of non-performing loans at June 30, 2007, compared to 860.5% at December 31, 2006. The allowance for loan losses was 1.48% of total loans at June 30, 2007, compared to 1.51% at December 31, 2006. Net charge-offs were $602,000 in the second quarter of 2007 compared to net recoveries of $1.3 million in the year-ago quarter. The increase in non-performing assets during the quarter is primarily due to one commercial relationship. We charged off a portion of this relationship during the second quarter of 2007 and do not anticipate any additional credit loss. Net recoveries were unusually high in the second quarter of 2006 as we continued to recover charge-offs on loans acquired from BSB Bancorp, Inc.

Total deposits were $2.26 billion at June 30, 2007, an increase of $21.8 million from the end of 2006. The increase in deposits is primarily due to an increase in retail time deposits of $33.7 million partially offset by a $10.5 million seasonal decrease in municipal deposits. Deposits have continued to migrate from savings and money market products into retail time deposits due to customer preference for higher-rate products. The average balance of NOW accounts increased, however, in the second quarter of 2007 compared to the linked and year-ago quarters due to our successful efforts in promoting that product. While some of the balances migrated from non-interest checking, we attracted new deposits as well.

Net interest income for the three months ended June 30, 2007 totaled $18.1 million, a decrease of $3.5 million from the same period in 2006. This decrease is primarily due to a 31 basis point decrease in our net interest margin and a $155.7 million decrease in average earnings assets in the second quarter of 2007 compared with the prior year period. Our cost of funds increased 59 basis points in the second quarter of 2007 compared with the year-ago quarter, which exceeded the increase in our earning assets yield of 23 basis points. As a result, the net interest margin for the three months ended June 30, 2007 was 2.20%, down from 2.51% in the second quarter of 2006. The decline in net interest margin from a year ago is primarily attributable to the flat-to-inverted yield curve that has existed since mid-2005, which has caused our cost of time deposits and borrowings to increase. Deposits have migrated from money market products into retail time deposits due to customer preference for higher-rate products, putting additional pressure on margin. We are also in a market with intense competition for deposits, forcing us to increase rates on money market, NOW and time deposits in order to prevent deposit outflows which would increase our reliance on higher-cost borrowings.

Non-interest income was $11.8 million for the quarter ended June 30, 2007, compared to $5.7 million in the same period of last year. The increase is primarily due to the aforementioned gains on sales of the trust business and FDIC assessment credits.

Non-interest expenses were $19.1 million and $20.0 million for the three months ended June 30, 2007, and 2006, respectively. Decreases occurred in most categories due to our on-going efforts to control expenses.

The Company's effective tax rate increased to 33.3% in the second quarter of 2007, compared with 31.8% in the second quarter of 2006, primarily due to the recognition of statutory tax expense on the gains on sales of the trust business and FDIC assessment credits partially offset by the on-going effect of various tax strategies.

During the quarter the Company purchased 120,672 shares of its common stock at an average cost of $11.35 per share under our share repurchase programs.

Earlier today, Partners Trust Financial Group, Inc. and M&T Bank Corporation ("M&T") announced a definitive merger agreement, pursuant to which M&T will acquire all of the outstanding shares of Partners Trust Financial Group, Inc. As a result, Partners Trust Financial Group, Inc. will not hold the conference call previously scheduled for July 20, 2007.

Partners Trust Financial Group, Inc., headquartered in Utica, New York, is the holding company for Partners Trust Bank, which was founded in 1839. Partners Trust Bank offers a wide variety of business and retail banking products as well as a full range of investment and municipal banking services through its 33 Central and Southern New York locations in Oneida, Onondaga, Herkimer, Broome, Tioga and Chenango counties. Customers' banking needs are serviced 24 hours a day through a network of ATMs, automated telephone banking, and through the convenience of internet banking.

Investors and other interested parties can access the Company's securities filings and code of ethics at www.partnerstrust.com.

Statements contained in this news release contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others, the impact of changes in market interest rates and general economic conditions, changes in government regulations, changes in accounting principles and the quality or composition of the loan and investment portfolios. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time.

Contact: Partners Trust Financial Group, Inc.

John Zawadzki, President & CEO 315-738-4778

Amie Estrella, Senior Vice President, CFO and Corporate Secretary 315-731-5487

Partners Trust Financial Group, Inc. and Subsidiary
Consolidated Balance Sheets (Unaudited)
	June 30,	December 31,
	2007	2006
Assets	(In thousands, except share and per share data)
Cash and due from banks	$ 46,155	$ 58,223
Federal funds sold	-	15,850
Total cash and cash equivalents	46,155	74,073
Trading securities	20,298	-
Securities available-for-sale, at fair value	871,076	957,075
Securities held-to-maturity (fair value of $682 at June 30, 2007 and $699 at December 31, 2006)	681	698
Federal Home Loan Bank of New York ("FHLB") stock	40,175	44,580
Loans held for sale	1,671	1,434
Loans receivable	2,317,511	2,315,912
Less: Allowance for loan losses	(34,022)	(34,824)
Net loans receivable	2,283,489	2,281,088
Premises and equipment, net	22,687	23,662
Accrued interest receivable	14,288	15,061
Bank-owned life insurance	74,973	73,508
Other real estate owned and repossessed assets	101	86
Goodwill	241,198	241,254
Other intangible assets, net	8,694	12,719
Other assets	24,602	22,325
Total Assets	$ 3,650,088	$ 3,747,563

Liabilities and Shareholders' Equity
Liabilities:
Deposits:
Non-interest bearing	$ 213,592	$ 225,518
Interest bearing	2,047,215	2,013,449
Total deposits	2,260,807	2,238,967
Federal Home Loan Bank advances	788,924	894,186
Repurchase Agreements and other short term debt	26,810	28,102
Other long term debt	198	241
Mortgagors' escrow funds	22,837	20,812
Other liabilities	27,285	27,220
Junior subordinated obligations issued to unconsolidated subsidiary
trusts (Junior subordinated obligations)	32,892	43,202
Total Liabilities	3,159,753	3,252,730

Shareholders' Equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued	-	-
Common stock, $0.0001 par value, 190,000,000 shares authorized and
51,188,645 and 51,086,328 shares issued at June 30, 2007 and December
31, 2006, respectively	5	5
Additional paid-in capital	445,838	443,097
Retained earnings	156,664	151,714
Accumulated other comprehensive loss	(12,891)	(8,573)
Treasury stock (7,738,142 and 6,973,020 shares at June 30, 2007 and
December 31, 2006, respectively)	(89,243)	(80,521)
Unallocated ESOP shares (1,223,556 and 1,332,063 shares at June 30, 2007
and December 31, 2006, respectively)	(10,038)	(10,889)
Total shareholders' equity	490,335	494,833
Total Liabilities and Shareholders' Equity	$ 3,650,088	$ 3,747,563

	Average Outstanding Balance		Average Outstanding Balance
	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
	(In thousands)		(In thousands)
Earning assets:
Federal funds sold and interest bearing
deposits	$ 19,671	$ 6,304	$ 12,876	$ 4,575
Securities (1)	950,258	1,177,628	969,605	1,188,212
Loans held for sale	1,055	710	761	606
Loans receivable:
Residential real estate	1,178,402	1,163,865	1,182,672	1,148,850
Commercial real estate	318,870	305,661	317,358	305,201
Commercial and industrial	165,912	157,702	162,756	161,770
Consumer, including home equity loans	636,201	621,467	636,018	608,867
Net deferred costs	17,223	9,931	17,211	12,089
Loans receivable, net of net deferred costs	2,316,608	2,258,626	2,316,015	2,236,777
Total earning assets	3,287,592	3,443,268	3,299,257	3,430,170

Non-earning assets	401,571	396,858	399,711	398,270
Total assets	$ 3,689,163	$ 3,840,126	3,698,968	$ 3,828,440

Interest bearing liabilities:
Savings deposits	$ 236,387	$ 266,644	$ 235,413	266,784
Money market accounts	476,362	477,626	471,757	492,299
NOW accounts	271,384	239,516	265,391	241,223
Time accounts	1,077,432	1,187,447	1,072,428	1,148,501
Borrowings (2)	863,293	870,098	883,200	868,933
Junior subordinated obligations issued
to unconsolidated subsidiary trusts	35,385	43,202	39,272	43,202
Total interest bearing liabilities	2,960,243	3,084,533	2,967,461	3,060,942

Non-interest bearing deposits	210,266	224,496	212,913	223,893
Other non-interest bearing liabilities	22,477	28,689	22,524	29,117
Total liabilities	3,192,986	3,337,718	3,202,898	3,313,952
Shareholders' equity	496,177	502,408	496,070	514,488
Total liabilities and shareholders'
equity	$ 3,689,163	$3,840,126	$ 3,698,968	$ 3,828,440

(1) The amounts shown are amortized cost and include FHLB stock, but excludes trading securities.
(2) Borrowings include mortgagors' escrow funds.

	June 30, 2007		March 31, 2007		December 31, 2006
	(Dollars in thousands)

	Amount	Percent	Amount	Percent	Amount	Percent
Loan portfolio composition:
Residential real estate	$ 1,173,667	51.0%	$ 1,183,155	51.2%	$ 1,191,229	51.8%
Commercial real estate	320,171	13.9%	321,243	13.9%	315,358	13.7%
Commercial and industrial	171,307	7.5%	167,293	7.3%	158,474	6.9%
Consumer, including home equity loans	635,645	27.6%	637,053	27.6%	633,912	27.6%
Total loans receivable	2,300,790	100.0%	2,308,744	100.0%	2,298,973	100.0%
Plus (less):
Net deferred loan costs	16,721		17,124		16,939
Allowance for loan losses	(34,022)		(34,624)		(34,824)
Net loans receivable	$ 2,283,489		$ 2,291,244		$ 2,281,088

Deposit composition:
	June 30, 2007
	Amount			Percent
	Retail & Commercial	Municipal	Total
	(In thousands)
Non-interest bearing checking	$ 206,651	$ 6,941	$ 213,592	9.4%
Interest bearing-checking	254,856	22,012	276,868	12.3%
Total checking	461,507	28,953	490,460	21.7%
Savings	231,770	4,614	236,384	10.5%
Money market	291,700	199,492	491,192	21.7%
Time	913,194	129,577	1,042,771	46.1%
Total deposits	$ 1,898,171	$ 362,636	$ 2,260,807	100.0%

	March 31, 2007
	Amount			Percent
	Retail & Commercial	Municipal	Total
	(In thousands)
Non-interest bearing checking	$ 212,464	$ 7,469	$ 219,933	9.6%
Interest bearing-checking	248,596	21,415	270,011	11.8%
Total checking	461,060	28,884	489,944	21.4%
Savings	233,373	4,437	237,810	10.4%
Money market	293,823	181,908	475,731	20.8%
Time	907,120	180,243	1,087,363	47.4%
Total deposits	$ 1,895,376	$ 395,472	$ 2,290,848	100.0%

	December 31, 2006
	Amount			Percent
	Retail & Commercial	Municipal	Total
	(In thousands)
Non-interest bearing checking	$ 218,046	$ 7,472	$ 225,518	10.1%
Interest bearing-checking	236,763	20,625	257,388	11.5%
Total checking	454,809	28,097	482,906	21.6%
Savings	232,800	4,723	237,523	10.6%
Money market	298,699	184,731	483,430	21.6%
Time	879,518	155,590	1,035,108	46.2%
Total deposits	$ 1,865,826	$ 373,141	$ 2,238,967	100.0%

Partners Trust Financial Group, Inc. and Subsidiary
Consolidated Statements of Income (Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
	(In thousands, except share and per share data)
Interest income:
Loans, including fees	$ 33,783	$ 31,949	$ 67,025	$ 62,685
Federal funds sold and interest bearing deposits	265	68	323	88
Securities	11,514	13,696	23,407	27,284
Total interest income	45,562	45,713	90,755	90,057

Interest expense:
Deposits:
Savings accounts	155	216	344	429
Money market accounts	3,505	2,542	6,772	5,020
Time accounts	12,475	11,608	24,397	21,499
NOW accounts	493	146	985	284
	16,628	14,512	32,498	27,232
Borrowings:
Repurchase agreements	227	109	416	196
FHLB advances	9,862	8,572	20,203	16,301
Mortgagors' escrow funds	71	72	116	116
	10,160	8,753	20,735	16,613
Junior subordinated obligations	721	875	1,610	1,711
Total interest expense	27,509	24,140	54,843	45,556
Net interest income	18,053	21,573	35,912	44,501
Recovery of loan losses	-	(2,627)	-	(2,627)
Net interest income after recovery of loan losses	18,053	24,200	35,912	47,128

Non-interest income:
Service fees	3,889	3,987	7,710	7,599
Trust and investment services	472	831	1,410	1,632
Income from bank-owned life insurance	710	716	1,465	1,373
Net gain on trading securities	180	-	298	-
Net (loss) on sale of securities available for sale	-	(2,790)	-	(2,790)
Net gain on sale of loans	27	40	73	60
Gain on sale of trust	4,523	-	4,523	-
Gain on sale of FDIC assessment credits	1,832	-	1,832	-
Gain on extinguishment of debt	-	2,783	-	2,783
Other income	168	155	656	428
Total non-interest income	11,801	5,722	17,967	11,085

Non-interest expense:
Salaries and employee benefits	9,709	9,820	19,603	20,339
Occupancy and equipment expense	1,934	2,046	4,029	4,179
Marketing expense	678	812	1,134	1,613
Professional services	1,163	832	2,101	1,594
Technology expense	1,798	1,868	3,777	3,885
Amortization of intangible assets	1,664	2,221	3,362	4,075
Other expense	2,107	2,418	4,115	4,651
Total non-interest expense	19,053	20,017	38,121	40,336
Income before income tax expense	10,801	9,905	15,758	17,877
Income tax expense	3,594	3,147	4,894	5,547
Net income	$ 7,207	$ 6,758	$ 10,864	$ 12,330

Basic earnings per share	$ 0.17	$ 0.15	$ 0.26	$ 0.27
Diluted earnings per share	$ 0.17	$ 0.15	$ 0.26	$ 0.27

Basic weighted average shares outstanding	41,690,221	44,118,458	41,823,944	44,908,733
Diluted weighted average shares outstanding	42,378,445	44,741,918	42,571,373	45,604,803
	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006

Selected Financial and Other Data: (1)
Performance Ratios:
Return on average assets	0.78%	0.71%	0.59%	0.65%

Return on average equity	5.83%	5.40%	4.42%	4.83%

Return on average tangible equity	11.79%	11.15%	8.98%	9.79%

Efficiency ratio (2)	81.80%	73.42%	80.85%	72.63%

Interest rate information:
Yield on assets	5.56%	5.33%	5.55%	5.29%
Cost of funds	3.73%	3.14%	3.73%	3.00%
Net interest rate spread	1.83%	2.19%	1.82%	2.29%
Net interest margin (3)	2.20%	2.51%	2.20%	2.62%

	June 30, 2007	December 31, 2006
Equity ratios:
Book value per share	$ 11.61	$ 11.57
Book value per share,
including unallocated ESOP shares	11.28	11.22
Tangible book value per share	5.69	5.63
Tangible book value per share,
including unallocated ESOP shares	5.53	5.46
Tier 1 leverage ratio	8.37%	8.36%

(1)	Ratios have been annualized where appropriate. Averages are daily averages.
(2)

Represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income, excluding gains or losses on securities, loans, sale of trust and sale of FDIC assessment credits.

(3)	Net interest income divided by average earning assets.

	June 30, 2007	March 31, 2007	December 31, 2006
	(Dollars in thousands)
Asset Quality:
Non-accruing loans:
Residential real estate	$ 1,060	$ 984	$ 1,492
Commercial real estate	630	1,072	927
Commercial	2,122	1,224	1,157
Consumer (1)	180	271	294
Total non-accruing loans	3,992	3,551	3,870
Accruing loans delinquent 90 days or more	629	427	177
Total non-performing loans	4,621	3,978	4,047
Other real estate owned and repossessed assets	101	117	86
Total non-performing assets	$ 4,722	$ 4,095	$ 4,133

Non-performing loans to total loans	0.20%	0.17%	0.18%
Non-performing assets to total assets	0.13%	0.11%	0.11%
Allowance for loan losses to non-performing loans	736.25%	870.39%	860.49%
Allowance for loan losses to total loans (2)	1.48%	1.50%	1.51%

(1) Includes home equity loans.
(2) Total loans excludes loans held for sale.

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
	(Dollars in thousands)
Allowance for loan losses at beginning of period	$ 34,624	$ 37,618	$ 34,824	$ 36,451
Charge-offs	(1,723)	(924)	(2,610)	(2,290)
Recoveries	1,121	2,236	1,808	4,769
Provision for loan losses	-	(2,627)	-	(2,627)
Allowance for loan losses at end of period	$ 34,022	$ 36,303	$ 34,022	$ 36,303

Net (charge-offs) recoveries to average loans (annualized)	(0.10%)	0.23%	(0.07%)	0.22%

	2007		2006
	Second	First	Fourth	Third	Second

Selected Quarterly Financial Data

Interest income	$ 45,562	$ 45,193	$ 45,947	$ 45,798	$ 45,713
Interest expense	27,509	27,334	27,022	25,677	24,140
Net interest income	18,053	17,859	18,925	20,121	21,573
Recovery of loan losses	-	-	(811)	(1,513)	(2,627)
Net interest income after recovery of loan losses	18,053	17,859	19,736	21,634	24,200
Net gain (loss) on sale securities available-for-sale	-	-	-	943	(2,790)
Gain on sale of trust	4,523	-	-	-	-
Gain on sale of FDIC assessment credits	1,832	-	-	-	-
Gain on extinguishment of debt	-	-	-	-	2,783
Other non-interest income	5,446	6,166	6,074	5,735	5,729
Non-interest expense	19,053	19,068	18,695	19,131	20,017
Income before income tax expense	10,801	4,957	7,115	9,181	9,905
Income tax expense	3,594	1,300	2,185	2,917	3,147
Net income	$ 7,207	$ 3,657	$ 4,930	$ 6,264	$ 6,758
Basic earnings per share	$ 0.17	$ 0.09	$ 0.12	$ 0.15	$ 0.15
Diluted earnings per share	$ 0.17	$ 0.09	$ 0.11	$ 0.15	$ 0.15
Basic weighted average shares outstanding	41,690,221	41,959,153	42,144,073	42,555,040	44,118,458
Diluted weighted average shares outstanding	42,378,445	42,766,446	42,925,020	43,169,044	44,741,918
Dividends paid per share	$ 0.07	$ 0.07	$ 0.07	$ 0.07	$ 0.07
Net interest margin (1)	2.20%	2.19%	2.24%	2.36%	2.51%
Return on average assets	0.78%	0.40%	0.52%	0.66%	0.71%
Return on average equity	5.83%	2.99%	3.96%	5.05%	5.40%
Efficiency ratio (2)	81.80%	79.91%	75.07%	74.18%	73.42%

(1)	Net interest income divided by average earning assets.
(2)					Represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income, excluding gains or losses on securities, loans, extinguishment of debt, sale of trust and sale of FDIC assessment credits.